Exhibit 99.1

PLx Pharma Inc. Announces Pricing of Registered Direct Offering

Houston, Texas, June 12, 2017 — PLx Pharma Inc. (NASDAQ:PLXP) (“PLx” or the “Company”), a late-stage specialty pharmaceutical company focused on commercializing two patent-protected products, Aspertec™ 325 mg and Aspertec™ 81 mg (referred to together as “Aspertec”™), announced today that on June 9, 2017, it entered into a Securities Purchase Agreement with certain investors providing for the issuance of 2,646,091 shares of common stock at an offering price per share of $6.875 in a registered direct offering, and also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to an equivalent number of shares of common stock with an exercise price of $7.50 per share, resulting in expected gross proceeds to the Company of approximately $18.2 million. The warrants are exercisable six months and one day following issuance and have a term of ten years from the date of issuance. The closing of the sale of securities is expected to take place on or about June 14, 2017, subject to certain customary closing conditions.

The Company intends to use the net proceeds from this offering, together with current cash resources, to advance Aspertec 325 mg to market-readiness; to obtain supplemental regulatory approval of Aspertec 81 mg; to fund the technology transfer and the commercial scale validation and manufacturing necessary to support both efforts; to begin funding the hiring of a physician directed sales force to support the commercial launch of Aspertec in both dose forms and the expansion of its management team; and to fund working capital, capital expenditures and other general corporate purposes, which may include the acquisition or licensing of other products, businesses or technologies.

Raymond James & Associates, Inc. acted as the lead placement agent and Janney Montgomery Scott LLC as the co-lead placement agent for the registered direct offering and the concurrent private placement.

The sale of shares of common stock in the registered direct offering are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-204830), previously filed with the Securities and Exchange Commission (SEC) on June 9, 2015, and declared effective on June 19, 2015. A prospectus supplement related to the offering will be filed with the SEC. When filed, electronic copies of the prospectus supplement and an accompanying prospectus may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

The unregistered warrants described above were offered in a private placement under Section4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the common shares issuable upon exercise, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aspertec

Aspertec is an FDA approved aspirin product being developed to provide high-risk cardiovascular and stroke patients with more reliable and predictable antiplatelet efficacy as compared to enteric coated aspirin, while also reducing the adverse gastric events common in an acute setting. PLx is focused on completing manufacturing scale-up and label finalization for Aspertec 325 mg aspirin dosage form and preparing an sNDA for Aspertec 81 mg maintenance dose form.

About PLx Pharma Inc.

PLx Pharma Inc. is a late-stage specialty pharmaceutical company focused on developing its clinically validated and patent-protected PLxGuard™ delivery system to provide safe and effective aspirin products. The PLxGuard delivery system works by targeting delivery of active pharmaceutical ingredients (API) to various portions of the gastrointestinal (GI) tract. PLx believes this has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce acute GI side effects—including erosions, ulcers and bleeding—associated with aspirin and ibuprofen, and potentially other drugs.

To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PLx may identify forward-looking statements. PLx cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property and risks that PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PLx’s business, financial conditions and results of operations are contained in PLx’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. Other risks and uncertainties are more fully described in Dipexium’s Registration Statement on Form S-4 filed with the SEC, and in other filings that PLx will make going forward. The forward-looking statements represent PLx’s estimate as of the date hereof only, and PLx specifically disclaims any duty or obligation to update forward-looking statements.

Contact
Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: PLx Pharma Inc.